UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 20, 2009

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1971 Old Cuthbert Road Cherry Hill, New Jersey	08034
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (856) 354-0707

EFOODSAFETY.COM, INC.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

On March 4, 2009, eFoodsafety.com (the “Registrant”) filed a Current Report on Form 8-K to report that it had closed its acquisition of Freedom2 Holdings, Inc. (“Freedom2”) on March 2, 2009. In connection with the closing of the Share Exchange Agreement new officers and directors were appointed to the Registrant, which represented a change in the majority control of Management and the Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

On March 17, 2009, the Registrant accepted the resignations of Patricia Gruden as the Registrant’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors and Timothy Matula as the Registrant’s Secretary. These resignations are in connection with the consummation of the Share Exchange Agreement with Freedom2 and do not arise from any disagreement on any matter relating to the Registrant’s operations, policies or practices, nor regarding the general direction of the Company.  Effective as of the same date the Registrant elected and appointed Martin Schmieg as Chairman of the Board of Directors and Chief Executive Officer of the Registrant, Marylew Barnes as Senior Vice President, Chief Financial Officer, Secretary and as a member of the Board of Directors, Robert Creeden as a member of the Board of Directors. The Registrant and newly appointed officers and directors are currently in the processes of finalizing employment and director agreements; however, as of the date hereof there are no written agreements in place.

Biographical Information for Martin Schmieg

Martin Schmieg has over 20 years of experience launching and building businesses in the medical device, biotechnology and life sciences industries. As Chairman and CEO of the Registrant, he drives all aspects of company development.  He comes to the Registrant via his position as President and CEO of Freedom2 Holdings, Inc.  Martin has repeatedly transitioned companies with innovative technologies to successful product based enterprises, while increasing valuation through his proven financial management, negotiation skills and aggressive fundraising capabilities. Working with companies such as Sirna Therapeutics, Advanced Bionics and Cytometrics, he raised capital in excess of $55 million for one enterprise, raised the market capitalization of another from $0 to $200 million, and was the financial architect of a $4.2 billion sale of a third company to a Fortune 500 company.

Martin's executive experience spans operating functions including finance and management to marketing and business strategy. He holds a BS in Business Administration from LaSalle University and is a Guest Lecturer at the MIT Sloan School of Management and at the University of Pennsylvania's School of Engineering, Arts and Sciences. He is a Mentor at the Port of Technology, University City Science Center's business development incubator. He is a CPA in Pennsylvania.

Biographical Information for Marylew Barnes

Blair Barnes brings over 25 years of experience in finance, business analysis and capital fund raising to the Registrant. She is responsible for all financial operations and investor relations activities for the company including business development; technology licensing and investor development.

With an extensive background in investment banking and hedge fund management, she has repeatedly improved the performance and added investors to funds for firms such as Craig Drill Capital, Derchin Capital Management and Forstmann Leff Advisors.  Most recently as the VP of Business Development for Freedom2, Blair was instrumental in raising three rounds of financing to launch the company. She is the treasurer and secretary for the company.

Blair began her career in finance as an assistant trader at Lehman Brothers. She holds a BA from Sweet Briar College in Political Economics and Business.

Biographical Information for Robert Creeden

Mr. Creeden is Managing Director of the Center for Innovative Ventures (CIV) at Partners Healthcare, where he oversees the creation and launching of new ventures generated from Partners innovative research discoveries.

Mr. Creeden has spent more than twenty-five years commercializing new technologies and promoting emerging businesses, including fifteen years early stage venture capital investing experience and culminating in his 2004 appointment by Partners to establish the CIV. Previously, he was a general partner at Egan-Managed Capital, a $150 million dollar Boston-based venture fund, after having served as Vice President of the Massachusetts Technology Development Corporation, a 25-year-old early stage venture firm that funds technology-based companies in Massachusetts. Earlier in his career, he gained strategic operating expertise as a COO/CFO with start-up ventures and as a management consultant with Control Data Business Advisors. He holds an AB in Economics from Holy Cross College and an MBA from Suffolk University.

While serving in a leadership role on the boards of portfolio companies and developing strong relationships with co-investors from New England and across the country, Bob has reviewed more than 2000 business plans and invested in more than 40 companies. His portfolio has included companies developing leading-edge technologies in semiconductors, software, telecommunications, medical devices, manufacturing and advanced materials. He has extensive experience putting together syndicates of investors, corporations and third parties to fund technology companies through investment, partnership, joint development and research agreements.

Bob is a member of the Advisory Board for the WPI Collaborative for Entrepreneurship & Innovation, and a former Chair of the WPI Venture Forum, where he currently serves on the Board. He is also a Director of The Capital Network and a frequent speaker on entrepreneurship and early-stage investing.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 20, 2009, the Registrant filed a Certificate of Amendment to the Articles of Incorporation with the state of Nevada to change the name of the Registrant to Nuvilex, Inc. The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the change in the Registrant’s name, effective March 18, 2009 the Registrant’s common stock began trading under the ticker symbol “NVLX”.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 EXHIBITS

Exhibit No.	Description
3.3	Certificate of Amendment to the Articles of Incorporation dated January 22, 2009

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

NUVILEX, INC.

            (Registrant)

Date: March 26, 2009

/s/ Martin Schmieg

Martin Schmieg

Chief Executive Officer